Exhibit 99.3

Contact: Michael Polzin	http://news.walgreens.com
847-315-2920	@WalgreensNews
FOR IMMEDIATE RELEASE	facebook.com/Walgreens

Walgreens Board of Directors Exercises Option to Complete Second Step of Strategic

Partnership with Alliance Boots and Fully Combine Both Companies, Creating First

Global Pharmacy-Led, Health and Wellbeing Enterprise

•	Walgreens to seek shareholder approval in connection with acquisition of remaining 55 percent of Alliance Boots after initial 45 percent investment completed in 2012

•	Option exercise accelerated ahead of original option period

•	Fully combined company to have blended senior management team including Greg Wasson as president and CEO and Stefano Pessina as executive vice chairman of combined company, responsible for strategy and M&A; Pessina also to chair new strategy committee of the board of directors

•	The new Walgreens Boots Alliance, Inc. holding company will be headquartered in the Chicago area

•	Company outlines new three-year “Next Chapter” plan that sets strategic goals for the combined company

•	Walgreens establishes new adjusted EPS goal for fiscal 2016 of $4.25-$4.60

•	Company accelerating cost-reduction initiatives targeted to achieve $1 billion in savings by end of fiscal 2017

•	Walgreens board of directors authorizes new capital allocation policy that includes a new $3 billion share repurchase program; declares 7.1 percent quarterly dividend increase to 33.75 cents per share

DEERFIELD, Ill., Aug. 6, 2014 – Walgreens (NYSE: WAG) (Nasdaq: WAG) today said it has exercised its option to complete the second step of its strategic transaction with Alliance Boots GmbH ahead of the original option period, which was between February and August 2015. The transaction, subject to shareholder and various regulatory approvals, would fully combine the two companies to form the first global pharmacy-led, health and wellbeing enterprise.

This action follows the launch of the companies’ long-term strategic partnership in June 2012, when Walgreens acquired a 45 percent equity ownership in Alliance Boots, with the option to proceed to a full combination by acquiring the remaining 55 percent of Alliance Boots in three years’ time (Step 2). Walgreens expects to close the transaction in the first quarter of calendar 2015.

Walgreens also announced the following decisions related to moving forward with Step 2:

•	A new holding company to be formed in connection with the transaction will be named Walgreens Boots Alliance, Inc., and will include four divisions: Walgreen Co. (the largest drugstore chain in the United States); Boots (the U.K. and Republic of Ireland’s leading pharmacy-led health and beauty retailer); Pharmaceutical Wholesale and International Retail (including Alliance Healthcare, Europe’s largest pharmaceutical wholesaler); and Global Brands. In addition, the combined company is establishing a cross-divisional global pharmacy market access group.

•	Upon closing, the combined enterprise will blend senior management from both companies including Walgreens President, CEO and board member Greg Wasson who will be president and CEO of Walgreens Boots Alliance, and Stefano Pessina, executive chairman of Alliance Boots, who will be executive vice chairman of the combined company responsible for strategy and M&A reporting to Wasson, and chairman of a new strategy committee of the board of directors.

•	Jim Skinner will serve as the non-executive chairman of the board of directors for the combined company.

•	The Walgreens Boots Alliance holding company will be headquartered in the Chicago area, while Walgreens operations will remain headquartered in Deerfield, Ill. Boots operations also will remain headquartered at its current location in Nottingham, U.K.

•	The company is outlining a new three-year “Next Chapter” plan through fiscal 2017 that sets strategic goals for the combined company. The plan reflects significant value-creating opportunities for the combined enterprise to drive long-term shareholder value.

•	In conjunction with its strategic plan, the company is establishing a new adjusted earnings per share goal for fiscal 2016 of $4.25-$4.60.

•	The adjusted EPS goal includes accelerated cost reduction initiatives that target $1 billion in savings by the end of fiscal 2017 to establish an efficient global enterprise.

•	Walgreens board of directors also authorized a new capital allocation policy that includes a $3 billion share repurchase program through the end of fiscal 2016. In addition, the board declared a 7.1 percent quarterly dividend increase to 33.75 cents per share.

Walgreens Boots Alliance combines two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years each. Combining the companies will create a new global leader in pharmacy-led health and wellbeing retail with more than 11,000* stores in 10* countries and an unparalleled portfolio of retail and business brands, as well as increasingly global health and beauty product brands. The full combination also will establish the world’s largest pharmaceutical wholesale and distribution network with more than 370* distribution centers delivering to more than 180,000* pharmacies, doctors, health centers and hospitals in 20* countries. Walgreens Boots Alliance will be the world’s largest purchaser of prescription drugs and many other health and wellbeing products. The combined size, scale and expertise will help Walgreens and Alliance Boots expand the supply, and address the rising cost, of prescription drugs in America and worldwide.

“We are excited to move forward with the next important step in becoming a new kind of global health care leader,” said Wasson. “Expanding globally with Alliance Boots will make quality health care more affordable and accessible to communities here in America and around the world. In addition, Stefano and I are pleased with the comprehensive plan we’ve announced today as part of Step 2. These elements will provide additional shareholder value creation, both in the near and long term. I congratulate our teams for getting us to this point and together we have a bright future.”

Pessina said, “The expected creation of the new enterprise will represent the most significant milestone in the history of Alliance Boots and, importantly, a very positive step for the health care industry as a whole. Together with Walgreens, we have already made good progress over the past two years and I strongly believe that the merger will bring significant growth opportunities for both mature and emerging markets. Today’s announcement reflects the great track record and accomplishments of our people to date and I am convinced that their skills, expertise and commitment will continue to make a positive contribution in the years to come. This combination is a true partnership, further evidenced by the composition of the future management team of Walgreens Boots Alliance.”

Under the terms of the revised agreement announced today, the period during which Walgreens is permitted to exercise its option to acquire the remaining 55 percent of Alliance Boots that it does not currently own, in exchange for £3,133 million in cash (equivalent to approximately $5.29 billion at a current $1.69=£1 exchange rate) payable in British pounds sterling, and approximately 144.3 million shares of common stock of Walgreens, has been accelerated to begin on Aug. 5, 2014 and end on Feb. 5, 2015. Pursuant to the agreement, Walgreens exercised the option through an affiliate on Aug. 5.

Blended Management Team

Leading Walgreens Boots Alliance will be a top management team led by Wasson and consisting of senior executives from both companies. In addition to Wasson’s and Pessina’s roles, the following appointments are being announced:

•	Ornella Barra, chief executive, Wholesale and Brands of Alliance Boots, will become executive vice president of Walgreens Boots Alliance and president and chief executive of global wholesale and international retail.

•	Jeff Berkowitz, president of Walgreens Boots Alliance Development GmbH, will serve as executive vice president of Walgreens Boots Alliance and president of pharma and global market access, which will include responsibility for specialty pharmacy.

•	Alex Gourlay, Walgreens president of customer experience and daily living, will become executive vice president of Walgreens Boots Alliance and president of Walgreens.

•	Tim McLevish, previously announced as Walgreens executive vice president and chief financial officer, will serve in that role in a global capacity for Walgreens Boots Alliance.

•	Ken Murphy, managing director, Health & Beauty International and Brands of Alliance Boots, will serve as executive vice president of Walgreens Boots Alliance and president of global brands.

•	Simon Roberts, managing director, Health & Beauty, UK and the Republic of Ireland of Alliance Boots, will serve as executive vice president of Walgreens Boots Alliance and president of Boots.

•	Tom Sabatino, Walgreens chief administrative officer and general counsel, will serve as executive vice president and global chief legal and administrative officer of Walgreens Boots Alliance.

•	Tim Theriault, chief information, innovation and improvement officer at Walgreens, will assume the role of executive vice president and global chief information officer of Walgreens Boots Alliance.

•	Kathleen Wilson-Thompson, Walgreens chief human resources officer, will become executive vice president and global chief human resources officer of Walgreens Boots Alliance.

Domicile of Walgreens Boots Alliance Enterprise

The fully combined Walgreens Boots Alliance global enterprise will be domiciled in the United States and headquartered in the Chicago area. Walgreens operations will remain headquartered in Deerfield, Ill., and Boots operations will remain headquartered at its current location in Nottingham, U.K.

In connection with moving forward with the option exercise, and given the potentially significant business, financial, legal and competitive implications, Walgreens management and the board of directors thoroughly evaluated the possibility of combining Walgreens and Alliance Boots under a foreign parent company in an “inversion” transaction. The original option transaction would not qualify for an inversion under the current tax inversion rules. The company and board of directors, including a special committee of independent directors, and with the benefit of leading advisors in the fields of tax policy and inversions, undertook an extensive analysis to explore the feasibility of a restructured inversion transaction that would provide the company with the customary level of confidence needed to withstand IRS review and scrutiny. As part of this process, the company considered a wide range of issues, including the potential financial benefits (and their sustainability) and the technical viability of a restructured inversion transaction under current U.S. law. The company also was mindful of the ongoing public reaction to a potential inversion and Walgreens unique role as an iconic American consumer retail company with a major portion of its revenues derived from government-funded reimbursement programs.

“In line with our fiduciary duty to the company and our shareholders, we undertook an extensive and rigorous analysis with a team of leading experts to determine the most optimal – and sustainable – course of action,” said Wasson. “We took into account all factors, including that we could not arrive at a structure that provided the company and our board with the requisite level of confidence that a transaction of this significance would need to withstand extensive IRS review and scrutiny. As a result the company concluded it was not in the best long-term interest of our shareholders to attempt to re-domicile outside the U.S. The board did, however, believe accelerating the option to exercise Step 2 was in the best interest of our shareholders, and with this decision, we are now moving forward on an accelerated basis to create the global leader in pharmacy-led health and wellbeing.”

Three-Year “Next Chapter” Plan and Financial Goals

With the full combination, Walgreens Boots Alliance will be positioned for a new era of profitable growth and is aggressively pursuing future opportunities to drive sustainable shareholder value over the long term. To do so, the company is launching a new three-year “Next Chapter” plan that will maximize the scope and scale of the new combined company. Through the plan, core business performance will be accelerated by providing:

•	A differentiated retail experience that transforms the retail model for health and wellness and changes the way women shop for beauty

•	Integrated pharmacy and health care that advance the role of pharmacists and provide access to innovative health care services

•	Global pharmaceutical services that reinvent the pharmaceutical value chain and deliver a seamless specialty pharmacy model

With the plan, the combined company is establishing goals for fiscal 2016 including revenue of between $126 billion and $130 billion and adjusted earnings per share of $4.25 to $4.60. In addition, the combined company anticipates exceeding the previously established $1 billion synergy goal.

The company’s continuing focus on improving core performance in the near-term at both Walgreens and Alliance Boots also remains a critical component of the “Next Chapter” plan. “As we launch our global plan, we are more focused than ever on what it will take to compete and succeed on the world stage,” said Wasson. “We are uniquely positioned to be a leader and a champion for accessible, affordable health care, and that means continuing to innovate, to find new ways to be as efficient as possible, and more agile and nimble as we compete in the worldwide market. We also are encouraged by the improving performance of our daily living business and the further potential of our expanded beauty and own brands portfolio to drive margin expansion.”

Cost Reduction Initiative

As part of the combined company’s goal to establish an efficient global platform, the management team is accelerating a multi-faceted cost-reduction initiative across the enterprise. The $1 billion, three-year plan includes corporate, field and store-level cost reductions. The company is making significant progress in an effort that is already under way in order to begin realizing incremental benefits in fiscal 2015. Additional details will be provided in coming quarters as the company recognizes certain costs associated with these initiatives. These cost savings are additive to the synergies discussed above.

“Walgreens has demonstrated a strong focus on cost control as adjusted SG&A growth has slowed significantly from historical trends,” said Wasson. “We have made this impact by driving efficiencies across the enterprise, and we are continuing to focus on that. Earlier this year, we announced enterprise optimization initiatives to further accelerate these efforts, which we’ve executed this fiscal year through strategic closures of certain distribution centers and stores, exiting certain businesses and driving cost reduction programs at our headquarters and in the field. We also plan to expand these efforts as we leverage the expertise of both companies and move forward integrating Walgreens and Alliance Boots.”

Capital Allocation Policy

The board of directors has approved a new capital allocation policy for the combined enterprise. The policy is designed to ensure a balanced and disciplined approach to capital intended to drive business growth and generate strong returns, while returning cash to shareholders through dividends and share repurchases over the long term. The key elements of the new capital allocation policy include:

•	Investing across core businesses at suitable returns to drive organic growth

•	Pursuing strategic opportunities, including mergers and acquisitions, that are consistent with the company’s strategy, meet its return requirements, are accretive and drive long-term growth

•	Maintaining a strong balance sheet and financial flexibility with a commitment to solid investment grade credit ratings to govern future capital allocation.

•	Returning cash to shareholders by targeting a 30-35 percent long-term dividend payout ratio and a new $3 billion share repurchase authorization through the end of fiscal 2016.

In addition, the board of directors of Walgreen Co. on Aug. 5, 2014 increased the quarterly dividend to 33.75 cents per share, a 7.1 percent increase over the year-ago quarterly dividend of 31.5 cents per share. The increased dividend is payable Sept. 12, 2014, to shareholders of record Aug. 21, 2014, and raises the annual rate from $1.26 per share to $1.35 per share. This marks the 39th consecutive year Walgreens has raised its dividend.

“This is a pivotal moment in Walgreens history as we venture ahead from the best corners in America to the four corners of the world,” said Wasson. “In a changing global marketplace with new opportunities and challenges, we will serve our communities, our country and the world in ways we could never have imagined even a few years ago.”

Walgreens financial advisors in connection with the second step of the Alliance Boots transaction are Goldman, Sachs & Co. and Lazard, and its legal advisors are Wachtell, Lipton, Rosen & Katz, and Allen Overy.

Walgreens will hold a one-hour conference call to discuss the Alliance Boots transaction and related matters beginning at 8 a.m. Eastern time today, Aug. 6. The conference call will be simulcast through Walgreens investor relations website at: http://investor.walgreens.com. A replay of the conference call will be archived on the website for 12 months after the call. A podcast also will be available on the investor relations website.

The replay also will be available from 11:30 a.m. Eastern time, Aug. 6 through Aug. 13, by calling 855-859-2056 within the U.S. and Canada, or 404-537-3406 outside the U.S. and Canada, using replay code 82609242.

*	Note: Figures include Alliance Boots associates and joint ventures

About Walgreens

As the nation’s largest drugstore chain with fiscal 2013 sales of $72 billion, Walgreens (www.walgreens.com) vision is to be the first choice in health and daily living for everyone in America, and beyond. Each day, in communities across America, more than 8 million customers interact with Walgreens using the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with online and mobile services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 8,192 drugstores in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Walgreens digital business includes Walgreens.com, drugstore.com, Beauty.com, SkinStore.com and VisionDirect.com. Take Care Health Systems is a Walgreens subsidiary that manages more than 400 in-store convenient care clinics throughout the country.

Cautionary Note Regarding Forward-Looking Statements. Statements in this release that are not historical are forward-looking statements for purposes of applicable securities laws. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including: the risks that one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions or that the required approvals by the Company’s shareholders may not be obtained; the risk of a material adverse change that the Company or Alliance Boots or either of their respective businesses may suffer as a result of disruption or uncertainty relating to the transactions; risks associated with changes in economic and business conditions generally or in the markets in which we or Alliance Boots participate; risks associated with new business areas and activities; risks associated with acquisitions, joint ventures, strategic investments and divestitures, including those associated with cross-border transactions; risks associated with governance and control matters; risks associated with the Company’s ability to timely arrange for and consummate financing for the contemplated transactions on acceptable terms; risks relating to the Company and Alliance Boots’ ability to successfully integrate our operations, systems and employees, realize anticipated synergies and achieve anticipated financial results, tax and operating results in the amounts and at the times anticipated; the potential impact of announcement of the transactions or consummation of the transactions on relationships and terms, including with employees, vendors, payers, customers and competitors; the amounts and timing of costs and charges associated with our optimization initiatives; our ability to realize expected savings and benefits in the amounts and at the times anticipated; changes in management’s assumptions; the risks associated with transitions in supply arrangements; risks that legal proceedings may be initiated related to the transactions; the amount of costs, fees, expenses and charges incurred by Walgreens and Alliance Boots related to the transactions; the ability to retain key personnel; changes in financial markets, interest rates and foreign currency exchange rates; the risks associated with international business operations; the risk of unexpected costs, liabilities or delays; changes in network participation and reimbursement and other terms; risks associated with the operation and growth of our customer loyalty program; risks associated with outcomes of legal and regulatory matters, and changes in legislation, regulations or interpretations thereof; and other factors described in Item 1A (Risk Factors) of our most recent Form 10-K and Form 10-Q, each of which is incorporated herein by reference, and in other documents that we file or furnish with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures. This press release contains certain non-GAAP financial measures, as defined under SEC rules, that are not calculated or presented in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are presented supplementally because management evaluates the company’s financial results both including and excluding the adjusted items and believes that the non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company’s business from period to period and trends in the company’s historical operating results. The company does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. The supplemental non-GAAP financial measures presented should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, our financial measures determined in accordance with GAAP.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transactions between Walgreens and Alliance Boots, Walgreens Boots Alliance will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a proxy statement of Walgreens that also constitutes a prospectus of Walgreens Boots Alliance. After the registration statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be delivered to shareholders of Walgreens. INVESTORS AND SECURITY HOLDERS OF WALGREENS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Walgreens or Walgreens Boots Alliance through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Walgreens or Walgreens Boots Alliance will be available free of charge on Walgreens’ internet website at www.walgreens.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Walgreen’s Investor Relations Department at (847) 315-2361.

Participants in the Solicitation

Walgreens, Alliance Boots, Walgreens Boots Alliance and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Walgreens common stock in respect of the proposed transactions. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of proxies in favor of the proposed transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Walgreens’ directors and executive officers in Walgreens’ Annual Report on Form 10-K for the year ended August 31, 2013 and definitive proxy statement filed with the SEC on November 25, 2013. You can obtain free copies of these documents, which are filed with the SEC, from Walgreens using the contact information above.

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